As filed with the Securities and Exchange Commission on May 12, 2009
Registration Statement No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
F.N.B. Corporation
(Exact name of Registrant as specified in its charter)

Florida	25-1255406

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Brian F. Lilly
Chief Financial Officer
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Frederick W. Dreher, Esq.
John W. Kauffman, Esq.
Duane Morris LLP
30 South 17th Street
Philadelphia PA, 19103
(215) 979-1234
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount to	offering	aggregate	Amount of
Title of each class of securities	be	price per	offering	registration
to be registered	registered	unit	price	fee
Common stock, $.01 par value	(1)	(1)	(1)	(1)
Preferred stock, $.01 par value	(1)	(1)	(1)	(1)
Debt securities	(1)	(1)	(1)	(1)
Depositary shares	(1)	(1)	(1)	(1)
Warrants	(1)	(1)	(1)	(1)
Stock purchase contracts	(1)	(1)	(1)	(1)
Stock purchase units	(1)	(1)	(1)	(1)
Units	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

F.N.B. CORPORATION
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Units
     From time to time, we may offer and sell, in one or more offerings, any combination of the securities listed above. The debt securities, warrants, stock purchase contracts, stock purchase units and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more other entities. The preferred stock may be represented by depositary shares. The units may consist of any combination of our securities or debt or equity securities of other entities. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. In addition, selling security holders whom we name in a prospectus supplement may offer and sell our securities from time to time in such amounts and with such discounts and commissions as are set forth in that prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.
     This prospectus describes some of the general terms that may apply to these securities and the general manner in which we or any selling security holders may offer them. We will describe in an applicable prospectus supplement the specific terms of any securities we will offer, and the specific manner in which we will offer them. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by one or more prospectus supplements describing the method and terms of the applicable offering. References herein to “prospectus supplement” refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.
     We may sell the securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continuous or delayed basis. We will state the names of any underwriters in the applicable prospectus supplement. We may also sell securities directly to investors. If appropriate, we will include or incorporate by reference in a prospectus supplement a discussion of certain risks that you should consider in connection with an investment in the offered securities.

     Our common stock trades on the New York Stock Exchange, or NYSE, under the trading symbol “FNB.” Any common stock that is sold pursuant to any prospectus supplement will be listed for quotation on the NYSE upon official notice of issuance. Unless otherwise indicated in the applicable prospectus supplement, the other securities offered thereby will not be listed on a national securities exchange.
     This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
     These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
     These securities involve investment risks, including possible loss of principal. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus.
     Neither the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated May 12, 2009.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information” and “Documents Incorporated by Reference.” We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.

RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in our periodic reports referred to in “Documents Incorporated by Reference” below and, if included in a prospectus supplement, under the caption “Risk Factors” in the applicable prospectus supplement.
ABOUT THIS PROSPECTUS
     All references in this prospectus to “FNB,” “Company,” “we,” “our” and “us” refer to F.N.B. Corporation and its consolidated subsidiaries unless the context otherwise requires.
     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or “SEC”, using a “shelf” registration process. Under this shelf registration process, we and certain holders of our securities may sell the securities described in this prospectus in one or more offerings. Each time we or holders of our securities sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also modify or supersede the information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement with the additional information referred to below under “Where You Can Find More Information” and “Documents Incorporated by Reference.”
     We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a Company contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
WHERE YOU CAN FIND MORE INFORMATION
     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. You can also find information about us by visiting our web site at www.fnbcorporation.com. Information contained in these Internet sites does not constitute part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
     The SEC’s rules allow us to “incorporate by reference” information into this prospectus. Therefore, we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus or the applicable prospectus supplement. Any reports we file with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus terminates will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.
     We incorporate by reference into this prospectus the following documents or information we file with the SEC, other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules. The SEC file number for these documents is 001-31940.
•	Our annual report on Form 10-K, filed on March 2, 2009, for the year ended December 31, 2008;

•	Our quarterly report on Form 10-Q, filed on May 11, 2009, for the quarter ended March 31, 2009;

•	Our current reports on Form 8-K, filed on January 14, 2009, January 27, 2009, February 11, 2009, February 24, 2009 and March 24, 2009;

•	The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, and any amendment or report filed for the purpose of updating this description; and

•	All documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.
     Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes this statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Shareholder Relations, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148; telephone: (800) 555-5455, ext. 4944.
SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
     This prospectus and the documents incorporated by reference herein may contain, and from time to time our management may make, certain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, or PSLRA. These statements are not historical facts, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Although we currently believe the expectations reflected in any forward-looking statements are reasonable, it is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in such statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and the negative of these terms and other comparable terminology within the meaning of the PSLRA. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the relevant report, as applicable.
     Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions and may include projections relating to our future financial performance including our growth strategies and anticipated trends in our business. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, you should refer to our annual report on Form 10-K for the year ended December 31, 2008, including the sections entitled “Risk Factors” in Part I Item 1A of that report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II Item 7, as well as our subsequent periodic and current reports filed with the SEC. These risks and uncertainties are not exhaustive however. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or the relevant report to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

OUR COMPANY
     We were formed in 1974 as a bank holding company. During 2000, we elected to become and remain a financial holding company under the Gramm-Leach-Bliley Act of 1999. We have four reportable business segments: community banking, wealth management, insurance and consumer finance. As of March 31, 2009, through our community banking affiliate, First National Bank of Pennsylvania, we had 225 community banking offices in Pennsylvania and Ohio and 57 consumer finance offices in those states and Tennessee. Our community banking affiliate also had six commercial loan production offices in Pennsylvania and Florida and one mortgage loan production office in Tennessee as of that date.
     Through our subsidiaries, we provide a full range of financial services, principally to consumers and small- to medium-sized businesses in our market areas. Our business strategy focuses primarily on providing quality, community-based financial services adapted to the needs of each of the markets we serve. We seek to maintain our community orientation by providing local management with certain autonomy in decision-making, enabling them to respond to customer requests more quickly and to concentrate on transactions within their market areas. However, while we seek to preserve some decision-making at a local level, we have established centralized legal, loan review and underwriting, accounting, investment, audit, loan operations and data processing functions. The centralization of these processes has enabled us to maintain consistent quality of these functions and to achieve certain economies of scale. As of March 31, 2009, we had total assets of $8.5 billion, loans of $5.7 billion and deposits of $6.2 billion.
USE OF PROCEEDS
     Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of any securities we sell for general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

For the three months
	ended March 31,		For the years ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges:
Excluding interest on deposits	3.20x	2.87x	1.89x	2.91x	2.99x	2.73x	3.66x
Including interest on deposits	1.65x	1.58x	1.27x	1.56x	1.62x	1.70x	2.04x
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	2.58x	2.87x	1.89x	2.91x	2.99x	2.73x	3.66x
Including interest on deposits	1.52x	1.58x	1.27x	1.56x	1.62x	1.70x	2.04x

Note:	We calculate our ratio of earnings to fixed charges by adding income before income taxes plus fixed charges and dividing that sum by our fixed charges. Our fixed charges consist of interest expense and the portion of our rental expense deemed to represent interest. We calculate our ratio of earnings to fixed charges and preferred stock dividends by adding income before income taxes plus fixed charges minus preferred stock dividends and dividing that sum by our fixed charges. Our fixed charges for this ratio consist of interest expense, the portion of our rental expense deemed to represent interest and preferred stock dividends.
DESCRIPTION OF CAPITAL STOCK
     This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When we offer one or more of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our articles of incorporation and by-laws, each as amended to date, the Florida Business Corporation Act, or FBCA, and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.
     We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.
Common Stock
     The following description of shares of our common stock, par value $.01 per share, is a summary only and is subject to applicable provisions of the FBCA and our articles of incorporation and by-laws. You should refer to, and read this summary together with, our articles of incorporation and by-laws to review all of the terms of our common stock.
     General
     We are authorized to issue 500,000,000 shares of common stock, of which 89,774,045 shares were outstanding as of March 31, 2009. Our common stock is traded on the NYSE under the symbol “FNB.” The transfer agent and registrar for our common stock is Registrar & Transfer Company.
     As of March 31, 2009, we had 9,231,443 shares of common stock reserved for issuance under employee stock plans and convertible notes. In addition, we have reserved 1,302,083 shares of common stock for issuance in connection with the exercise of the warrant we issued to U.S. Department of the Treasury, or Treasury, as described below. After taking into account these issued and reserved shares, we have 399,692,429 shares of authorized but unissued common stock available for issuance.
     Voting and Other Rights
     The holders of our common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of votes cast, and each shareholder entitled to vote in an election of directors is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections of directors, shareholders do not have the right to cumulate their votes.
     In the event of a liquidation, holders of our common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding.
     Our common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All outstanding shares of our common stock are, and the shares of our common stock that we issue following exercise of the warrant or pursuant to our employee stock plans and convertible notes will be, validly issued, fully paid and nonassessable.
     Distributions
     The holders of our common stock are entitled to receive such dividends or distributions as our board of directors may declare out of funds legally available for such payments, subject to any prior rights of any of our then outstanding preferred stock. The payment of distributions by us is subject to the restrictions of Florida law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. We may pay stock dividends, if any are declared, from authorized but unissued shares.
     As a holding company, we rely primarily on dividends from our subsidiaries as a source of funds to meet our corporate obligations. Our ability to pay dividends to shareholders is largely dependent on dividends from our subsidiaries, principally our banking subsidiary. Our right to participate in any distribution of earnings or assets of our subsidiaries is subject to the prior claims of creditors of such subsidiaries. Under federal law, our banking subsidiary is limited in the amount of dividends it may pay to us without prior regulatory approval. Also, bank regulators have the authority to prohibit our banking subsidiary from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.
     The securities purchase agreement between us and Treasury limits our ability to pay dividends on and repurchase our common stock.
     Under that agreement, prior to the earlier of January 9, 2012 or the date on which we have redeemed or Treasury has transferred all of the shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C, or Series C preferred stock, held by Treasury, we may not, without the consent of Treasury, increase the quarterly rate of cash dividends on our common stock to more than $0.24 per share or subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock other than the Series C preferred stock. In addition, we may not pay any dividends on our common stock unless we are current in our dividend payments on the Series C preferred stock.

Series C Preferred Stock
     This section summarizes the specific terms and provisions of our Series C preferred stock and is qualified in its entirety by the actual terms of the Series C preferred stock as stated in our articles of incorporation. See “Documents Incorporated by Reference.”
     General
     The Series C preferred stock constitutes a series of our cumulative, perpetual preferred stock, consisting of 100,000 shares, having a liquidation preference amount of $1,000 per share. The Series C preferred stock has no maturity date. We issued the shares of Series C preferred stock and warrants to Treasury on January 9, 2009 in connection with Treasury’s Capital Purchase Program for an aggregate purchase price of $100.0 million in cash. The Series C preferred stock ranks senior to our common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up. The Series C preferred stock qualifies as Tier I capital for bank regulatory purposes.
     Dividends
     Holders of shares of Series C preferred stock are entitled to receive cumulative dividends at a rate of 5% per annum until January 9, 2014, and thereafter at a rate of 9% per annum. Dividends are payable quarterly in arrears on the fifteenth day of February, May, August, and November of each year. Unpaid dividends are compounded, i.e., dividends are paid on the amount of unpaid dividends.
     So long as the shares of Series C preferred stock are outstanding, unless all dividends on the shares of Series C preferred stock have been paid in full, we may not pay dividends on any shares of common stock or any shares of preferred stock ranking pari passu with the shares of Series C preferred stock. Furthermore, until the earlier of January 9, 2012 and the date on which Treasury has transferred all of the Series C preferred stock to unaffiliated third parties or the date on which we have redeemed the shares of Series C preferred stock in full, we may not, without the consent of Treasury, increase the amount of cash dividends on our common stock in excess of $0.24 per share. Treasury’s consent is not required for the payment of dividends on our common stock payable solely in shares of our common stock.
     Repurchases
     Without Treasury’s consent, we may not repurchase any of our common stock, other equity securities or any trust preferred securities, other than repurchases of the shares of Series C preferred stock and share repurchases in connection with any employee benefit plan in the ordinary course of business consistent with past practice, until the earlier of January 9, 2012 or the date on which we have redeemed the shares of Series C preferred stock in full or Treasury has transferred all of the shares of Series C preferred stock to unaffiliated third parties.

     For so long as Treasury continues to own any shares of Series C preferred stock, we may not repurchase any shares of Series C preferred stock from any other holder of such shares unless we offer to repurchase a ratable portion of the shares of Series C preferred stock then held by Treasury on the same terms and conditions.
     Conversion
     Shares of Series C preferred stock are not convertible or exchangeable for or into any of our other securities.
     Voting Rights
     The shares of Series C preferred stock are non-voting shares, other than voting rights granted under Florida law and class voting rights on
•	any authorization or issuance of shares ranking senior to the shares of Series C preferred stock;

•	any amendment to the rights of the shares of Series C preferred stock; or

•	any merger, exchange or similar transaction that would adversely affect the rights of the shares of Series C preferred stock.
     If we fail to pay a total of six dividend payments on the shares of Series C preferred stock, whether or not consecutive, the holders of the Series C preferred stock will have the right to elect two directors to our board of directors until we have paid all such dividends that we had failed to pay.
     Liquidation Rights
     The shares of Series C preferred stock have a liquidation preference of $1,000 per share. In the event of our liquidation, dissolution or winding up, holders of the Series C preferred stock are entitled to receive full payment of the liquidation amount per share and the amount of any accrued and unpaid dividends before any distribution of assets or proceeds is made to the holders of our common stock.
     Redemption
     Until January 9, 2012, we may redeem the shares of Series C preferred stock only from the sale of equity securities in a “Qualified Equity Offering” resulting in aggregate gross proceeds of not less than $25 million. A “Qualified Equity Offering” is defined as the sale for cash of shares of preferred stock or common stock that qualify as Tier I capital for us under the capital guidelines of the appropriate federal banking agency. On or after January 9, 2012, we may redeem shares of Series C preferred stock in whole or in part at any time or from time to time, subject to the approval of the Federal Reserve Board. The redemption price is equal to the sum of the liquidation amount per share and any accrued and unpaid dividends on the shares of Series C preferred stock up to, but excluding, the date fixed for redemption.
     Other Matters
     The shares of Series C preferred stock are freely transferable. The shares of Series C preferred stock are not subject to any mandatory redemption, sinking fund or other similar provisions.
Warrant Issued to Treasury
     This section summarizes specific terms and provisions of the warrant we issued to Treasury on January 9, 2009 concurrently with our sale to Treasury of our Series C preferred stock pursuant to Treasury’s Capital Purchase Program and is qualified in its entirety by reference to the actual terms of the warrant. See “Documents Incorporated by Reference.”
     General
     The warrant entitles the holder to purchase up to 1,302,083 shares of our common stock at a price of $11.52 per share. The warrant is exercisable by the holder in whole or in part at any time prior to its January 9, 2019 expiration date.
     Exercise of Warrant
     Without the consent of both us and the warrantholder, the warrant may only be exercised on a net basis. Therefore, the holder does not pay the exercise price but instead authorizes us to reduce the shares receivable on exercise of the warrant by the number of shares with a then current market value equal to the exercise price. To exercise the warrant, the holder must present and surrender the warrant and a notice of exercise to us.
     Rights of Warrantholder
     A holder of the warrant as such is not entitled to vote or exercise any of the rights as a shareholder until such time as such the holder exercises the warrant. Treasury has agreed that it will not vote any of the shares of common stock that it acquires upon exercise of the warrant. This agreement not to vote does not apply to any other person who acquires any portion of or the shares of common stock issued upon exercise of the warrant from Treasury.
     Transferability of Warrant

     The warrant and all rights thereunder are transferable, in whole or in part, by a holder upon surrender of the warrant, duly endorsed, to us. Thereafter, we will make and deliver a new warrant registered in the name of the designated transferee.
     Share Adjustment
     The warrant contains provisions that will adjust the number of shares purchasable upon exercise of the warrant proportionately to reflect any share dividend or other distribution, share subdivision, combination or reclassification which affects holders of record of our common stock. In the event of any merger, consolidation or other business combination to which we are a party, the warrantholder’s right to receive shares of common stock upon exercise of the warrant will be converted into the right to exercise the warrant to acquire the number of shares of stock or other securities or property which the common stock issuable upon exercise of the warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination.
     Treasury may not transfer a portion of the warrant with respect to, or exercise the warrant for more than one-half of, the 1,302,083 shares of our common stock issuable upon exercise of the warrant until the earlier of December 31, 2009 or the date on which we receive aggregate gross proceeds of not less than $100 million from one or more Qualified Equity Offerings. In the event that we complete one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in us receiving aggregate gross proceeds of not less than $100 million, then the number of shares of our common stock underlying the portion of the warrant then held by Treasury will be reduced by one-half of the shares of common stock originally issuable pursuant to the warrant.
DESCRIPTION OF CERTAIN PROVISIONS OF OUR
ARTICLES OF INCORPORATION AND BY-LAWS
     Our articles of incorporation and by-laws contain certain anti-takeover provisions that may delay or prevent or may make more difficult or expensive a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our articles of incorporation and by-laws:
•	Permit shareholders to remove directors only for cause;

•	Do not permit shareholders to take action except at an annual or special meeting of shareholders;

•	Require shareholders to give us advance notice to nominate candidates for election to our board of directors or to make shareholder proposals at a shareholders’ meeting;

•	Permit our board of directors to issue, without shareholder approval unless otherwise required by law, preferred stock with such terms as our board of directors may determine; and

•	Require the vote of the holders of at least 75% of our voting shares for shareholder amendments to our by-laws.
     Under Florida law, the approval of a business combination with a shareholder owning 10% or more of the voting shares of a corporation requires the vote of holders of at least two-thirds of the voting shares not owned by such shareholder, unless the transaction is approved by a majority of the corporation’s disinterested directors. In addition, Florida law generally provides that shares of a corporation acquired in excess of certain specified thresholds will not possess any voting rights unless the voting rights are approved by a majority of the corporation’s disinterested shareholders.
     These provisions of our articles of incorporation and by-laws and of Florida law could discourage potential acquisition proposals and could delay or prevent a change in control, even though a majority of our shareholders may consider such proposals desirable. Such provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions could diminish the opportunities for shareholders to participate in certain tender offers, including tender offers at prices above the then-current market price of our common stock, and may also inhibit increases in the trading price of our common stock that could result from takeover attempts.
DESCRIPTION OF SECURITIES WE MAY OFFER
Common Stock
     See “Description of Capital Stock — Common Stock” above.
Preferred Stock
     Our board of directors is authorized to issue up to 20,000,000 shares of our preferred stock without shareholder approval unless otherwise required, of which 100,000 shares of Series C preferred stock are currently outstanding. Our board of directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of our preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of our common stock. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights that take priority over our common stock, and may be convertible into our common stock.
     If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest,

assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of shareholders.
     The following description of our preferred stock, and any description of our preferred stock in a prospectus supplement is subject to, and qualified in its entirety by reference to, the FBCA, and the actual terms and provisions contained in our articles of incorporation and by-laws, each as amended from time to time.
     Terms
     Unless provided in a supplement to this prospectus, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered:
•	The distinctive serial designation of such series;

•	The annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

•	The redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

•	The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

•	The preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation;

•	The voting rights of shares of such series;

•	The terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of our shares into which such shares may be converted; and

•	Such other terms, limitations and relative rights and preferences, if any, of shares of such series as our board of directors may, at the time of such resolutions, lawfully fix and determine.
     Distributions
     Subject to any preferential rights of any outstanding stock or series of stock, holders of our preferred stock will be entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of preferred shares, common stock and other parity equity securities outstanding.

     Voting Rights
     Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred stock will not have any voting rights.
     Liquidation Preference
     Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, set forth in the applicable supplement to this prospectus, plus an amount, if applicable, equal to all distributions accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity security will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     If the liquidating distributions are made in full to all holders of our preferred stock, our remaining assets will be distributed among the holders of any other classes or series of our equity securities ranking junior to our preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.
     Conversion Rights
     The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that preferred stock.

     Redemption
     If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.
Debt Securities
     We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute it.
     This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
     When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable prospectus supplement.
     Terms
     The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:
•	The title and form of the debt securities;

•	Any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	The person to whom any interest on a debt security of the series will be paid;

•	The date or dates on which we must repay the principal and any premium;

•	The rate or rates at which the debt securities will bear interest;

•	The date or dates from which interest will accrue, and the dates on which we must pay interest;

•	The place or places where we must pay the principal and any premium or interest on the debt securities;

•	The terms and conditions on which we may redeem any debt security, if at all;

•	Any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	The denominations in which we may issue the debt securities;

•	The manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	The currency in which we will pay the principal of or any premium or interest on the debt securities;

•	The principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	The amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	If applicable, that the debt securities are defeasible and the terms of such defeasance;

•	If applicable, the terms of any right to convert the debt securities into, or exchange the debt securities for, shares of our debt securities, preferred stock, common stock or other securities or property;

•	Whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	The subordination provisions that will apply to any subordinated debt securities;

•	Any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	Any addition to or change in the covenants in the indentures; and

•	Any other terms of the debt securities not inconsistent with the applicable indentures.

     We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe the U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.
     Conversion and Exchange Rights
     The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock, common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.
     Subordination of Subordinated Debt Securities
     The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
     If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
     Form, Exchange, and Transfer
     We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
     Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
     If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
     Global Securities
     The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
     No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:
•	The depositary is unwilling or unable to continue as depositary; or

•	The depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.
     The depositary will determine how all securities issued in exchange for a global security will be registered.
     As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
     Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
     The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
     Payment and Paying Agents
     We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
     We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
     We will name in a prospectus supplement any other paying agents we designate for the debt securities of a particular series. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
     The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
     Consolidation, Merger, and Sale of Assets

     Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•	The successor assumes our obligations under the debt securities and the indentures; and

•	We meet the other conditions described in the indentures.
     Events of Default
     Each of the following will constitute an event of default under each indenture:
•	Failure to pay the principal of or any premium on any debt security when due;

•	Failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	Failure to deposit any sinking fund payment when due;

•	Failure to perform any covenant or agreement in the indenture that continues for a specified number of days after the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series provides written notice;

•	Events of bankruptcy, insolvency or reorganization; and

•	Any other event of default specified in the prospectus supplement.
     If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
     Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If the holders provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•	The holder has previously given the trustee written notice of a continuing event of default;

•	The holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	The trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	The trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.
     Modification and Waiver
     We and the trustee may change an indenture without the consent of any holder with respect to specific matters, including:
•	To fix any ambiguity, defect or inconsistency in the indenture; and

•	To change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
     In addition, under the indentures, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
•	Extending the fixed maturity of the series of debt securities;

•	Reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	Reducing the percentage of debt securities the holders of which are required to consent to any amendment.
     The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
     Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
     Defeasance
     To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligations to:
•	Maintain a registrar and paying agents and hold monies for payment in trust;

•	Register the transfer or exchange of the debt securities; and

•	Replace mutilated, destroyed, lost or stolen debt securities.
     In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
     We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.
     To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent registered public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:
•	No event of default shall have occurred or be continuing;

•	In the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	In the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	We satisfy other customary conditions precedent described in the applicable indenture.
     Notices
     We will mail notices to holders of debt securities as indicated in the prospectus supplement.
     Title
     We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
     Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Depositary Shares
     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company we select that meets certain requirements, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
     The following summary description of certain common provisions of a deposit agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such deposit agreement and depositary receipts. We will file with the SEC the forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares each time we offer depositary shares, and you should read those documents for provisions that may be important to you.
     Dividends and Other Distributions: If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
     Redemption of Depositary Shares: If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
     Voting the Preferred Stock: Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
     Amendment and Termination of the Depositary Agreement: The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the bank depositary may terminate the depositary agreement only if:
•	All outstanding depositary shares have been redeemed, or

•	There has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up, and such distribution has been distributed to the holders of depositary receipts.
     Charges of Bank Depositary: We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
     Withdrawal of Preferred Stock: Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
     Miscellaneous: The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.
     Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
     Resignation and Removal of Bank Depositary: The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.
Warrants
     We may issue warrants for the purchase of debt securities, preferred or common stock or other securities from time to time. Warrants may be issued independently or together with debt securities or preferred or common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants.
     The following summary of certain general terms of warrants and warrant agreements and any summary description of the warrants and warrant agreements in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable warrants and warrant agreements. The forms of the warrants and the warrant agreements relating to any particular issue of warrants will be filed with the SEC each time we offer warrants, and you should read those documents for provisions that may be important to you.
     Reference is made to the prospectus supplement relating to the particular issue of warrants that we may offer pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
•	The designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	The number of shares of preferred or common stock purchasable upon the exercise of warrants to purchase preferred or common stock and the price at which such number of shares of stock may be purchased upon such exercise;

•	The designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	The date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	The U.S. federal income tax consequences applicable to such warrants;

•	The amount of warrants outstanding as of the most recent practicable date; and

•	Any other terms of such warrants.
     The exercise price for the warrants may be subject to adjustment in accordance with the applicable prospectus supplement.
     Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred or common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
     Prior to the exercise of any warrants to purchase debt securities, preferred or common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred or common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred or common stock purchasable upon such exercise, or to exercise any applicable right to vote.
Stock Purchase Contracts and Stock Purchase Units
     We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
     This summary of certain general terms of stock purchase contracts and stock purchase units and any summary description of stock purchase contracts or stock purchase units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable stock purchase contract or stock purchase unit. We will file with the SEC the forms of the stock purchase contracts or stock purchase units, and, if applicable, collateral or depositary arrangements relating to any particular issue of stock purchase contracts or stock purchase units each time we offer these securities, and you should read those documents for provisions that may be important to you. In addition, U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable prospectus supplement.
Units
     We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	The terms of the unit agreement governing the units;

•	The U.S. federal income tax considerations relevant to the units; and

•	Whether the units will be issued in fully registered global form.

     This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file with the SEC the forms of the unit agreements and other documents relating to a particular issue of units each time we offer units, and you should read those documents for provisions that may be important to you.
BOOK-ENTRY ISSUANCE
     Unless otherwise indicated in the applicable prospectus supplement, we will issue securities other than common stock in the form of one or more global certificates, or global securities, registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
     DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC’s participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC’s participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.
     Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, warrant agent, depositary or unit agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, warrant agreement, depositary agreement, unit agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.
     Because DTC can act only on behalf of:
•	Participants, who in turn act only on behalf of participants or indirect participants, and

•	Certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.
     DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, deposit agreement, warrant agreement or unit agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.
     Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	We execute and deliver to the relevant registrar, transfer agent, trustee, warrant agent, depositary or unit agent an order complying with the requirements of the applicable indenture, trust agreement, warrant agreement, depositary agreement or unit agreement that the global security will be exchangeable for definitive securities in registered form; or

•	A default has occurred and is continuing in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.
     Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.
     Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee, warrant agent, depositary or unit agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles of incorporation or the relevant indenture, trust agreement or warrant agreement.
     Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
     Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for those securities.
     We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of that information. None of us, any registrar and transfer agent, any warrant agent, depositary or unit agent or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which DTC would require secondary market trading activity in those beneficial interests to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, DTC may require settlement for purchases of beneficial interests in a global security upon the original issuance of this security to be made in immediately available funds.
SELLING SECURITY HOLDERS
     The securities covered by this prospectus include securities that may be offered or sold by holders other than us. In such a case, we will provide you with a prospectus supplement naming the selling security holders, the amount of securities of the class owned by such holders before and after the offering, the amount of securities to be registered and sold and any other material terms of the securities being sold by each selling security holder. A selling security holder may resell all, a portion or none of such holder’s securities at any time and from time to time in an offering covered by this prospectus and the accompanying prospectus supplement. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act of 1933, or the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders.
PLAN OF DISTRIBUTION
     Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and certain holders of our securities may sell the offered securities in any one or more of the following ways from time to time:
•	Through agents;

•	To or through underwriters;

•	Through dealers;

•	Directly by us or any selling security holder to purchasers; or

•	Through remarketing firms.

     Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
•	On or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which those securities may be listed, quoted or traded at the time of sale; or

•	To or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.
     Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
•	The name or names of any selling security holder, underwriter, dealer or agent;

•	The purchase price of the offered securities and the proceeds, if any, to us from such sale;

•	Any underwriting discount and commission or agency fee and other items constituting underwriters’ or agents’ compensation;

•	Any initial public offering price and any discount or concession allowed or reallowed or paid to dealers; and

•	Any securities exchange on which such offered securities may be listed.
     Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.
     Offers to purchase the offered securities may be solicited by agents designated by us from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and disclose any commissions payable by us to such agent. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable “best efforts” basis for the period of its appointment.
     If we use underwriters in the sale of the offered securities, the underwriters will acquire the offered securities for their own account and resell the securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices that the underwriters determine at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.
     If a dealer is used in the sale of the offered securities, we or the selling security holders will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the applicable prospectus supplement. The dealer may be deemed to be an underwriter under the Securities Act.
     We or the selling shareholders may directly solicit offers to purchase the offered securities, and we or the selling shareholders may sell the offered securities directly to institutional investors or others. We will describe the terms of any such sales in the applicable prospectus supplement.
     We or the selling security holders may authorize underwriters, dealers and agents to solicit offers to purchase the offered securities under contracts providing for payment and delivery on future dates from third parties. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
     We or the selling security holders may also offer or sell the offered securities through a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. We will identify any remarketing firm and describe the terms of its agreements with us or the selling security holders and its compensation in the applicable prospectus supplement.
     In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Selling security holders, agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, because the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling security holders may be subject to the prospectus delivery requirements of the Securities Act.
     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.
     Underwriters, dealers, agents and remarketing firms or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or the selling security holders in the ordinary course of business.
VALIDITY OF SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, Duane Morris LLP, Philadelphia, Pennsylvania, will pass upon the validity of the securities offered by this prospectus.
EXPERTS
     The consolidated financial statements of the Corporation and subsidiaries appearing in the Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008 and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information of the Corporation and subsidiaries for the three-month periods ended March 31, 2009 and March 31, 2008, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 11, 2009, included in the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The estimated expenses in connection with this registration statement, other than underwriting discounts and commissions, are as follows:

SEC registration fee	(1)
Trustee fees	(2)
Printing expenses	(2)
Legal and accounting expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	Deferred pursuant to Rule 456(b) and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	These fees will depend on the type of securities offered and the number of offerings and, therefore, we cannot estimate such fees at this time. We will provide additional information regarding estimated fees and expenses at the time we include information as to any securities in a prospectus supplement in accordance with Rule 430B.
Item 15. Indemnification of Directors and Officers.
     The Florida Business Corporation Act, as amended (the “FBCA”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding, other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made with respect to any claim as to which such person is adjudged liable, unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officer or director is successful on the merits or otherwise in the defense of any of such proceedings, the FBCA provides that the corporation is required to indemnify such officer or director against expenses actually and reasonably incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation’s articles of incorporation or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
     Our articles of incorporation provide that we shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of us or otherwise, arising out of the service to us or to another organization at our request, or because of their positions with us.
     Our articles of incorporation further provide that we may purchase and maintain insurance to protect itself and any of our directors or officers against any liability, cost or expense asserted against or incurred by him or her with respect to such service, whether or not we would have the power to indemnify him or her against such liability by law or under the provisions of this paragraph.
     Our by-laws provide that, to the fullest extent permitted by law, no director shall be personally liable for monetary damages for any action taken or any failure to take any action.
Item 16. Exhibits.

No.	Description

1.1	Form of Underwriting Agreement relating to Common Stock*

1.2	Form of Underwriting Agreement relating to Preferred Stock*

1.3	Form of Underwriting Agreement relating to Debt Securities*

3.1	Articles of Incorporation of F.N.B. Corporation as filed with the Florida Department of State on February 10, 2003 (Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated by reference herein)

3.2	Amended and Restated By-laws of F.N.B. Corporation (Exhibit 10.3 to our Current Report on Form 8-K filed on December 22, 2008 and incorporated by reference herein)

No.	Description

4.1	Articles of Amendment to Articles of Incorporation of F.N.B. Corporation, establishing the terms of the Series C preferred stock (Exhibit 3.1 to our Current Report on Form 8-K filed on January 14, 2009 and incorporated by reference herein)

4.2	Form of Certificate for the Series C preferred stock (Exhibit 4.1 to our Current Report on Form 8-K filed on January 14, 2009 and incorporated by reference herein)

4.3	Warrant to purchase up to 1,302,083 shares of common stock, dated January 9, 2009 (Exhibit 4.2 to our Current Report on Form 8-K filed on January 14, 2009 and incorporated by reference herein)

4.4	Letter Agreement, including Securities Purchase Agreement — Standard Terms, incorporated by reference therein, between F.N.B. Corporation and the U.S. Department of the Treasury, dated January 9, 2009 (Exhibit 10.1 to our Current Report on Form 8-K filed on January 14, 2009 and incorporated by reference herein).

4.5	Form of Senior Debt Indenture (filed herewith)

4.6	Form of Senior Debt Security*

4.7	Form of Subordinated Debt Indenture (filed herewith)

4.8	Form of Subordinated Debt Security*

4.9	Form of Preferred Stock Certificate of Designation*

4.10	Specimen Certificate for Shares of Preferred Stock*

4.11	Form of Deposit Agreement*

4.12	Form of Depositary Receipt (to be included in Exhibit 4.11)*

4.13	Form of Warrant Agreement*

4.14	Form of Warrant (to be included in Exhibit 4.13)*

4.15	Form of Stock Purchase Contract*

4.16	Form of Unit Agreement*

5.1	Opinion of Duane Morris LLP (filed herewith)

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges

15.1	Acknowledgement of Ernst & Young LLP dated May 11, 2009 to the Board of Directors of F.N.B. Corporation (filed herewith)

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)

23.1	Consent of Ernst & Young LLP (filed herewith)

24.1	Powers of Attorney (included in signature pages)

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee to Act as Trustee under the Senior Indenture*

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee Act as Trustee under the Subordinated Indenture*

*	To be filed by amendment or pursuant to a Current Report on Form 8-K.

Item 17. Undertakings.
     We hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

          (i) Each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining our liability under the Securities Act, to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
          (iv) Any other communication that is an offer in the offering made by us to the purchaser.

     (6) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described in Item 15 above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, that we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on May 12, 2009.

F.N.B. CORPORATION
By:	/s/ Stephen J. Gurgovits
Stephen J. Gurgovits
Chairman, President and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Brian F. Lilly and James G. Orie, and each or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Gurgovits	Chairman, President and Chief	May 12, 2009

Stephen J. Gurgovits	Executive Officer (principal executive
officer)

/s/ Brian F. Lilly	Chief Financial Officer (principal	May 12, 2009

Brian F. Lilly	financial officer)

Signature	Title	Date

/s/ Vincent J. Calabrese	Corporate Controller (principal	May 12, 2009

Vincent J. Calabrese	accounting officer)

/s/ William B. Campbell	Director	May 12, 2009

William B. Campbell

/s/ Henry M. Ekker	Director	May 12, 2009

Henry M. Ekker

/s/ Philip E. Gingerich	Director	May 12, 2009

Philip E. Gingerich

/s/ Robert B. Goldstein	Director	May 12, 2009

Robert B. Goldstein

/s/ Dawne S. Hickton	Director	May 12, 2009

Dawne S. Hickton

/s/ David J. Malone	Director	May 12, 2009

David J. Malone

/s/ D. Stephen Martz	Director	May 12, 2009

D. Stephen Martz

/s/ Peter Mortensen	Director	May 12, 2009

Peter Mortensen

/s/ Harry F. Radcliffe	Director	May 12, 2009

Harry F. Radcliffe

/s/ Arthur J. Rooney, II	Director	May 12, 2009

Arthur J. Rooney, II

Signature	Title	Date

/s/ John W. Rose	Director	May 12, 2009

John W. Rose

/s/ Stanton R. Sheetz	Director	May 12, 2009

Stanton R. Sheetz

/s/ William J. Strimbu	Director	May 12, 2009

William J. Strimbu

/s/ Earl K. Wahl, Jr.	Director	May 12, 2009

Earl K. Wahl, Jr.